UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2010

TOWER FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Indiana	000-25287	35-2051170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 East Berry Street, Fort Wayne, Indiana 46802
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (260) 427-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On June 30, 2010, the Company entered into subscription agreements with eight individuals including certain members of its Board of Directors as part of a private placement of the Company’s Common Stock.  See Item 3.02 below for a more detailed description of the private placement.

Item 3.02.   Unregistered Sales of Equity Securities

On June 30, 2010, the Company sold 461,111 shares of its Common Stock to eight individuals, including certain members of its Board of Directors.  The purchase price was $6.30 per share, for an aggregate purchase price of $2,905,000.  The per share price was established as 90% of the closing market price of our common shares on June 29, 2010.  The shares were sold in a private placement transaction, exempt from registration under the federal securities laws pursuant to Section 4(2) of the Securities Act of 1933, as amended (“Securities Act”) and Rule 506 of Regulation D of the Securities Act.  The shares were sold exclusively to purchasers who qualified as accredited investors as such term is defined in Rule 501 (a) of Regulation D.  All of the purchasers purchased these shares for investment only and without a view to distribution.  There was no general solicitation or advertising.

All closing proceeds are being held in escrow by the Tower Trust Company, pursuant to an escrow agreement. The proceeds will be released from escrow upon satisfaction of the condition that both John V. Tippmann, Sr. (“Tippmann”) and Keith E. Busse (“Busse”), must receive approval from the Federal Reserve Bank of Chicago (“FRB”) allowing their ownership in the Company to exceed 9.99%.  Both Tippmann and Busse are members of the Board of Directors of the Company and have applied with the FRB for such approval because their investment in this private placement will cause their ownership to exceed 9.99%.   Applications for approval were filed with the FRB on May 28, 2010 and we expect the approval process to take approximately 60 days.  If the FRB denies Tippmann’s or Busse’s application, then the escrowed offering proceeds, including any interest earned, will be returned to the investors.  If the FRB approves Tippmann’s and Busse’s applications then the proceeds will be released from escrow to the Company for general corporate purposes and the shares will be issued to the investors.

The Company’s unregistered sale of equity securities described herein was unanimously approved both by the disinterested members of the Audit Committee and the full Board of Directors, in accordance with the Company’s Statement of Policy for the Review, Approval or Ratification of Transactions with Related Persons as adopted by the Company on February 26, 2009.

Item 9.01.   Financial Statements and Exhibits

10.23  Form of Subscription Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Tower Financial Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 1, 2010

TOWER FINANCIAL CORPORATION

By: /s/ Michael D. Cahill
Michael D. Cahill
President and Chief Executive Officer